MID-AMERICA APARTMENT COMMUNITIES, INC.

               Historical Summary of Gross Income
                  and Direct Operating Expenses
                      (Lakeside Apartments)

                        December 31, 1995

KPMG PEAT MARWICK LLP
Morgan Keegan Tower, Suite 900
50 North Front Street
Memphis, TN  38103



                  Independent Auditors' Report


The Board of Directors
Mid-America Apartment Communities, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of the Acquisition Property (Lakeside Apartments), as described in Note 1, for the year ended December 31, 1995. This historical summary is the responsibility of the Acquisition Property's management. Our responsibility is to express an opinion on this Historical Summary for the Acquisition Property based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summary for the Acquisition Property. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary for the Acquisition Property. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary for the Acquisition Property was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Acquisition Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 of the Acquisition Property for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


                                            KPMG PEAT MARWICK LLP





Memphis, Tennessee
May 10, 1996

             MID-AMERICA APARTMENT COMMUNITIES, INC.

Historical Summary of Gross Income and Direct Operating Expenses
                      (Lakeside Apartments)

                  Year ended December 31, 1995





Gross income - total revenue                            $2,388,152

Direct operating expenses:
  Operating expenses                                       771,398
  Real estate taxes                                        231,374
  Repairs and maintenance                                   40,162
                                                        ----------
                                                         1,042,934
                                                        ----------
Gross income in excess of direct operating expenses     $1,345,218
                                                        ==========

[FN]
See accompanying notes to Historical Summary of Gross Income and Direct Operating Expenses for the Acquisition Property.

             MID-AMERICA APARTMENT COMMUNITIES, INC.

           Notes to Historical Summary of Gross Income
                  and Direct Operating Expenses
                      (Lakeside Apartments)

                        December 31, 1995


(1)  Accounting Policies

     DESCRIPTION

     The accompanying financial statement includes the operations of Lakeside Apartments (the "Acquisition Property") owned by parties unaffiliated with Mid-America Apartment Communities, Inc. (the "Company"). The Acquisition Property, a multi-family residential property located in Jacksonville, Florida, was acquired by the Company in March 1996 and contains 416 apartment units.

     BASIS OF PRESENTATION

     The accompanying financial statement is not representative of the actual operations for the period presented. Certain expenses have been excluded because Mid-America Apartments, L.P. (the "Operating Partnership") does not anticipate that they will be incurred in future operations of the Acquisition Property. Expenses excluded consist of depreciation and amortization, management fees, and other costs not directly related to the future operations of the Acquisition Property. Operating expenses include payroll, utilities, advertising, and other general and administrative costs. Management is not aware of any material factors relating to this Acquisition Property that would cause this financial statement not to be indicative of future operating results as related to gross income and direct operating expenses.

     INCOME RECOGNITION

     Revenues from rental property are recognized when due from tenants. Leases are generally for one year or less.

(2)  Pro Forma Taxable Operating Results and
     Funds Generated From Operations (Unaudited)

     The pro forma table reflects the taxable operating results and funds generated from operations of the Acquisition Property for the twelve months ended February 29, 1996, as adjusted for certain items which can be factually supported. This statement does not purport to forecast actual operating results for any period in the future.

       Pro forma net operating income (exclusive of
         depreciation and amortization)                  $1,241,488
       Less estimated depreciation expense                  530,160
                                                         ----------
       Pro forma taxable operating income                   711,328
       Add depreciation not requiring the outlay of funds   530,160
                                                         ----------
         Pro forma funds generated from operations       $1,241,488
                                                         ==========

     Depreciation for the buildings is estimated using a straight-line method over a 25-year life.